                                                                    EXHIBIT 10.3

                            TAX SEPARATION AGREEMENT

         This TAX SEPARATION AGREEMENT (this "Agreement"), dated as of ____________ __, 2002, is by and between SWS Group, Inc., a Delaware corporation ("SWS"), and Westwood Holdings Group, Inc., a Delaware corporation ("Westwood"). SWS and Westwood may be jointly or separately referred to herein as the "Parties" or a "Party." For the reasons and under the terms below, the Parties desire to fix their joint and separate tax liabilities as follows:

         SWS, Westwood, Westwood Management Corporation ("WMC") and/or Westwood Trust ("WT") have heretofore joined in filing certain consolidated, combined and unitary federal, state, local and/or foreign income tax returns.

         As of December 14, 2001, SWS sold 19.82% of its 100% interest in Westwood to certain members of Westwood's management and transferred all of the capital stock of WMC and WT to Westwood in a transaction intended to qualify for non-recognition treatment under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). SWS intends to distribute its remaining 80.18% interest in Westwood to its stockholders in a transaction intended to qualify for non-recognition treatment under Section 355(a) of the Code (the "Spin-off").

         The Parties desire to allocate their rights and obligations with respect to the handling of Taxes (as defined below) and to agree as to certain other matters.

                                    ARTICLE 1
                                   DEFINITIONS

         "Agreement" has the meaning assigned to it in the introductory paragraph hereof.

         "Assessed" means self-assessed or determined by a Taxing Authority that a Person is, or may become, subject to legal proceedings.

         "Code" has the meaning assigned to it in the recitals hereto.

         "Consolidated Tax" shall mean any Tax payable to a Taxing Authority on a consolidated, combined or unitary basis.

         "Managing Party" has the meaning assigned to it in Section 5(A).

         "Other Party" has the meaning assigned to it in Section 5(A).

         "Party" and "Parties" has the meaning assigned to it in the introductory paragraph hereto.

         "Person" has the meaning assigned to it in Section 7701(a)(1) of the Code.

         "Prime" means the rate announced from time to time as "prime" as reported in the Wall Street Journal's Money Rates table as the prime rate with respect to the applicable currency.

         "Return" shall mean any return, report, filing, declaration, questionnaire or other document required to be filed (or permitted to be filed in order to obtain a Favorable Tax Attribute), including information reports, requests for extensions of time, filings made with estimated tax payments, claims for Tax refunds and amended Returns that may be filed for any period with any Taxing Authority in connection with any Tax.

         "Separate Tax" means any Tax other than a Consolidated Tax.

         "Spin-off" has the meaning assigned to it in the recitals.

         "Spin-off Date" means _____________ ____, 2002.

         "Straddle Period" has the meaning assigned to it in Article 2 of this Agreement.

         "SWS" has the meaning assigned to it in the introductory paragraph hereto.

         "SWS Consolidated Group" means SWS and each of its direct and indirect corporate subsidiaries, including each subsidiary that is a member of the Westwood Group, that is eligible to join with SWS or a member of the SWS Group in the filing of a Consolidated Tax Return.

         "SWS Group" means SWS and each of its direct or indirect corporate subsidiaries, other than those subsidiaries that are members of the Westwood Group, that is eligible to join with SWS in the filing of a Consolidated Return.

         "SWS Share" means the ratio of (A) the number of days of such Straddle Period preceding, and including, the Spin-off Date over (B) the total number of days in such Straddle Period.

         "Tax" means any tax of any kind, together with any interest, penalties, fines and other additions to Tax, imposed by any Taxing Authority. A non-compulsory payment shall not be considered a Tax.

         "Tax Attributes" means items of income, gain, deduction, loss and credit, and similar items that have an effect on a Tax. "Favorable Tax Attributes" are Tax Attributes that reduce Taxes.

         "Tax Benefit" means an amount derived with respect to a Tax Attribute that is equal to the excess of (i) the amount of Taxes that would have been payable by the recipient of the Tax Benefit without the use of the Tax Attribute (including, but not limited to, a carryback, carryforward, or reattribution of the Tax Attribute), over (ii) the amount of Taxes, as the case may be, actually payable by such recipient.

         "Tax Contest" means any judicial or administrative proceeding (i) brought by a Taxing Authority against a Person for the collection of Tax or (ii) brought by a Person against a Taxing Authority for refund of Tax paid or to prevent imposition of assessment of Tax against the Person or the property of a Person.

         "Tax Refund" means a reimbursement from a Taxing Authority for a Tax previously paid or accrued by or on behalf of the recipient of the reimbursement.

         "Taxing Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, office or other regulatory administration or governmental authority that has legal authority to assess a Tax.

          "Westwood" has the meaning assigned to it in the introductory paragraph hereto.

         "Westwood Group" means Westwood and each of its direct or indirect corporate subsidiaries that is eligible to join with Westwood in the filing of a Consolidated Tax Return.

         "Westwood Group Consolidated Tax Benefit" means an amount derived by the SWS Consolidated Group with respect to any Tax period prior to, and including, the 2002 Tax year, by reason of the application of one or more Favorable Tax Attributes of the Westwood Group (including any Favorable Tax Attributes recognized in a Tax period following the 2002 Tax year that the Westwood Group elects to be carried back to such earlier Tax period), that is equal to the excess, if any, of (i) the amount of Consolidated Tax that would have been payable by the SWS Consolidated Group for such Tax period without the use of the Favorable Tax Attribute(s), over (ii) the amount of Consolidated Tax that is actually payable by the SWS Consolidated Group for such Tax period.

         "Westwood Group Consolidated Tax Liability" means the Westwood Group's allocable share of the SWS Consolidated Group's Consolidated Tax liability for the 2002 Tax year computed using the SWS Consolidated Group's historical method of computations as if the Westwood Group were not, and never were, a part of any consolidated group other than a consolidated group of which Westwood was the common parent.

                                    ARTICLE 2
                                STRADDLE PERIODS

         SWS and Westwood agree that with respect to any Tax period for the payment of a Separate Tax that includes, but does not end on, the Spin-off Date, if permissible under applicable law, the Parties will elect to close such Tax period on the Spin-off Date. Any such Tax period not permitted to be closed under applicable law shall, for purposes of this Agreement, be referred to herein as a "Straddle Period."

                                    ARTICLE 3
                                FILING OF RETURNS

         A. SWS shall be responsible for the preparation and filing of (i) all Consolidated Tax Returns of the SWS Consolidated Group for all Tax periods; (ii) all Separate Tax Returns of any member of the Westwood Group for all Tax periods ending on or before the Spin-off Date and (iii) all Separate Tax Returns of any member of the SWS Group for all Tax periods; provided, however, that such Tax
                                             --------  -------
Returns shall be filed consistent with past practice provided that with respect to any Return in which an item relating to the Westwood Group or any member thereof will be reflected, SWS agrees to (x) consult with Westwood prior to filing such a Return regarding the manner in which such items will be reflected therein; (y) prepare each such Return in a manner consistent with its past practice; and (z) undertake in good faith to prepare such Returns in a manner that SWS determines may be substantively beneficial to the Westwood Group for any taxable period ending after the Spin-off Date, but only to the extent that such manner of preparing Returns has no adverse impact on SWS. SWS shall be responsible for the remittance of all Taxes with respect to any Returns filed pursuant to this Section 3(A). Except as otherwise provided in this Agreement, SWS will hold the Westwood Group harmless from any cost or liability arising from the failure to perform this Section 3(A).

         B. Westwood shall be responsible for the preparation and filing of all Returns, including both Consolidated Tax Returns and Separate Tax Returns, and the remittance of Taxes with respect thereto, of the Westwood Group or any member thereof for all Tax periods ending after the Spin-off Date. Except as otherwise provided in this Agreement, Westwood will hold SWS harmless from any cost or liability arising from the failure to perform this Section 3(B).

                                    ARTICLE 4
                                   TAX SHARING

         A. Westwood shall pay to SWS an amount equal to any Westwood Group Consolidated Tax Liability.

         B. If the SWS Consolidated Group (or any member thereof) receives a Tax Refund or Tax Benefit which relates to a period prior to the Spin-off Date because of a Westwood Group Consolidated Tax Benefit or a Favorable Tax Attribute of any member of the Westwood Group recognized after the Spin-off Date is carried back to a Tax period that ends before or includes the Spin-off Date, then any Tax Refund or Tax Benefit received by the SWS Consolidated Group attributable to that Favorable Tax Attribute will be paid by SWS to Westwood. SWS will pay to Westwood the amount of any such Tax Refund or Tax Benefit on or before the due date of the SWS Consolidated Group's Consolidated Tax Return for the Tax period in which the Favorable Tax Attribute is used and usable by the SWS Consolidated Group or any of its members.

         C. Any Tax Refunds or Tax Benefits realized by the SWS Consolidated Group not otherwise allocated pursuant to this Agreement shall be allocated to SWS or Westwood based on the source of the Tax Refund or Tax Benefit.

         D. SWS will indemnify, defend and hold harmless the Westwood Group from and against any and all liabilities for any Consolidated Taxes of the SWS Consolidated Group, other than Consolidated Taxes allocated to the Westwood Group by this Agreement. Westwood will indemnify, defend and hold harmless the SWS Group from and against any and all liabilities for any Consolidated Taxes of the Westwood Group, other than Consolidated Taxes allocated to the SWS Group by this Agreement. SWS will indemnify, defend and hold harmless the Westwood Group from and against any and all liabilities for (i) Separate Taxes attributable to the Separate Tax Returns described in Sections 3(A)(ii) and 3(A)(iii) of this Agreement and (ii) the SWS Share of any Separate Tax of any member of the Westwood Group attributable to a Straddle Period.

         E. If, as a result of Westwood's actions, a transaction or series of transactions triggers application of Section 355(e) of the Code in connection with the Spin-off, Westwood shall be liable to pay SWS the amount of Tax for which SWS becomes liable solely by reason of application of Section 355(e) of the Code and without consideration of any other Tax Attribute of SWS.

         F. If, as a result of SWS's actions, a transaction or series of transactions triggers application of Section 355(e) of the Code in connection with the Spin-off, SWS will be responsible for and will pay the Tax for which SWS becomes liable under Section 355(e) of the Code and will hold Westwood harmless for any and all costs and liabilities from application of Section 355(e) of the Code.

                                    ARTICLE 5
                                   PROCEEDINGS

         A. The Party who has filed, or is entitled to file pursuant to Article 3 of this Agreement or otherwise, a Return, shall be responsible for and entitled to manage any Tax Contest relating to such Return (a "Managing Party"); provided, however, that the Managing Party shall keep the other Party (the
--------  -------
"Other Party") informed of all material developments and events relating to any such Tax Contest to the extent the Tax Contest creates or affects any Tax liability or Tax Benefit of the Other Party or may give rise to a claim for indemnification by the Other Party against the Managing Party under Section 4(D) of this Agreement.

         B. Notwithstanding anything to the contrary in Section 5(A) of this Agreement or otherwise, Westwood may elect, at its expense, to act as the Managing Party with respect to an issue raised under Section 355(e) of the Code for which SWS may become liable as a result of Westwood's actions and for which Westwood is responsible to pay SWS pursuant to Section 4(E) of this Agreement; provided, however, that any disposition of an issue that may be adverse in any
--------  -------
way to SWS and that is not compensated for by Westwood pursuant to Section 4(E) of this Agreement may be made only with the approval of SWS.

         C. The Managing Party is hereby authorized to settle any Tax Contest; provided, however, that if any proposed settlement creates or affects any Tax
--------  -------
liability or Tax Benefit of the Other Party or may give rise to a claim for indemnification by the Other Party against the

Managing Party under Section 4(D) of this Agreement, the Managing Party shall provide the Other Party with ten (10) days advance written notice of such proposed settlement. If the Managing Party and the Other Party are unable to agree on the terms of such proposed settlement prior to the expiration of such ten (10) day period, the Parties agree that such disagreement shall be resolved pursuant to binding arbitration.

         D. The Managing Party shall bear the costs and expenses of any Tax Contest. If, under this Agreement or otherwise, a Tax Contest results in a payment or Tax Benefit to the Other Party, the Managing Party shall be entitled to offset the payment by the amount of the Managing Party's costs incurred in the Tax Contest multiplied by the ratio of (i) the Other Party's Tax Benefits obtained in the Tax Contest, over (ii) the total Tax Benefits obtained in the Tax Contest. If, under this Agreement or otherwise, a Tax Contest results in a Tax deficiency to, or a decrease or offset of a Favorable Tax Attribute attributable to the Other Party, the Other Party shall pay to the Managing Party an amount equal to the product of (x) the Managing Party's costs in the Tax Contest and (y) the ratio of the amount of the Other Party's Tax deficiency or Favorable Tax Attribute decrease or offset over the total Tax deficiency or Favorable Tax Attribute decrease or offset resulting from the Tax Contest.

                                    ARTICLE 6
                                   COOPERATION

         The Parties agree to cooperate in carrying out the terms of this Agreement.

                                    ARTICLE 7
                                     PAYMENT

         Except as otherwise provided in this Agreement, any payment under this Agreement shall be made within thirty (30) days after the date the paying Party first had notice the payment was due. Any payment that is not made when due shall bear interest at a rate equal to Prime until paid.

                                    ARTICLE 8
                     INCORPORATION OF DISTRIBUTION AGREEMENT

         Any issue not expressly addressed by this Agreement shall be decided under that certain Distribution Agreement dated ____________ __, 2002, the provisions of which are incorporated by reference hereto.

                                    ARTICLE 9
                      ADMINISTRATIVE AND COMPLIANCE MATTERS

         Any and all existing tax sharing agreements or arrangements, written or unwritten, between any member of the SWS Group and any member of the Westwood Group shall be terminated as of the date of this Agreement. As of the date of this Agreement, neither the members of the SWS Group nor the members of the Westwood Group shall have any further rights or liabilities under any such preexisting tax sharing agreements, and this Agreement shall be the sole tax sharing agreement between SWS and Westwood as well as the respective members of SWS Group and the Westwood Group.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties having caused this Agreement to be duly executed as of the date first above written.

                                          SWS GROUP, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          WESTWOOD HOLDINGS GROUP, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------







Signature Page